PROMISSORY NOTE

$80,000

FOR VALUE RECEIVED, XsunX, Inc., a Colorado corporation, (the “Borrower”), promises to pay to Lender, an individual, or its assignees (the “Lender”) the Principal Sum along with the Interest and any other fees according to the terms herein (this “Note”). This Note shall become effective on August 5, 2014 (the “Effective Date”).

The Principal Sum is up to Eighty Thousand Dollars ($80,000) plus accrued and unpaid interest.  The Lender shall advance Twenty Thousand Hundred Dollars ($20,000) upon execution of this Note. The Lender may pay additional consideration to the Borrower in such amounts and at such dates as the Lender may choose in its sole discretion, and only subject to request by the Company. The Principal Sum due to the Lender shall be prorated based on the consideration actually paid by the Lender such that the Borrower is only required to repay the amount funded and the Borrower is not required to repay any unfunded portion of this Note, nor shall any interest or other rights or remedies granted herein extend to any unfunded portion of this Note.

1.

Maturity Date.  The Maturity Date is three (3) months from the Effective Date of each payment (the “Maturity Date”) and is the date upon which the Principal Sum of this Note, as well as any unpaid interest and expenses shall be due and payable.

2.

Interest.  This Note shall bear interest at the rate of Ten Percent (10%) per year.

3.

Expenses. The Borrower shall pay the Lender Two Thousand Five Hundred ($2,500.00) Dollars incurred by them in connection with the delivery and performance of this Note. Such expense shall be added to the Principal Sum due lender.

4.

Payment. At any time the Borrower may make partial payments of any then outstanding and unpaid Principal Sum, accrued interest, and expenses and may pay this Note in full at any time without pre-payment penalty.

5.

Default. The following are events of default under this Note the shall cause an immediate acceleration of the Maturity Date of the Note: (i) the Borrower shall fail to pay any outstanding Principal Sum under this Note when due and payable thereunder; or (ii) the Borrower shall fail to pay any interest, expenses or any other amount under this Note when due and payable thereunder; or (iii) a receiver, trustee or other similar official shall be appointed over the Borrower or a material part of its assets and such appointment shall remain uncontested for twenty (20) days or shall not be dismissed or discharged within sixty (60) days; or (iv) the Borrower shall become insolvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any; or (v) the Borrower shall make a general assignment for the benefit of creditors; or (vi) the Borrower shall file a petition for relief under any bankruptcy, insolvency or similar law (domestic or foreign); or (vii) an involuntary proceeding shall be commenced or filed against the Borrower.

6.

Remedies. In the event of any default, the outstanding principal amount of this Note, plus accrued but unpaid interest, expenses, liquidated damages, fees and other amounts owing in respect thereof through the date of acceleration, shall become, at the Lender’s election, immediately due and payable in cash at the Mandatory Default Amount. The Mandatory Default Amount means the greater of (i) the outstanding principal amount of this Note, multiplied by 150%, plus 100% of accrued and unpaid interest, expenses, liquidated damages, fees and other amounts hereon. Commencing five (5) days after the occurrence of any event of default that results in the eventual acceleration of this Note, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 25% per annum or the maximum rate permitted under applicable law. In connection with such acceleration described herein, the Lender need not provide, and the Borrower hereby waives, any presentment, demand, protest or other notice of any kind, and the Lender may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Lender at any time prior to payment hereunder and the Lender shall have all rights as a holder of this Note until such time, if any, as the Lender receives full payment pursuant to this Section 6. No such rescission or annulment shall affect any subsequent event of default or impair any right consequent thereon. Nothing herein shall limit Lender’s right to pursue any other remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Borrower’s failure to timely pay this Note as required pursuant to the terms hereof.

7.

Assignability. The Borrower may assign this Note. This Note shall be binding upon the Borrower and its successors and shall inure to the benefit of the Lender and its successors and assigns and may be assigned by the Lender to anyone of its choosing without Borrower’s approval subject to applicable securities laws.

8.

Governing Law. This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without regard to the conflict of laws principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of California or in the federal courts located in Orange County, in the State of California. Both parties and the individuals signing this Agreement agree to submit to the jurisdiction of such courts.

9.

Delivery of Process by the Lender to the Borrower. In the event of any action or proceeding by the Lender against the Borrower, and only by the Lender against the Borrower, service of copies of summons and/or complaint and/or any other process which may be served in any such action or proceeding may be made by the Lender via U.S. Mail, overnight delivery service such as FedEx or UPS, email, fax, or process server, or by mailing or otherwise delivering a copy of such process to the Borrower at its last known attorney.

10.

Attorney Fees. In the event any attorney is employed by either party to this Note with regard to any legal or equitable action, arbitration or other proceeding brought by such party for the enforcement of this Note or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the prevailing party in such proceeding shall be entitled to recover from the other party reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which the prevailing party may be entitled.

11.

Notices. Any notice required or permitted hereunder must be in writing and either personally served, sent by facsimile or email transmission, or sent by overnight courier. Notices shall be deemed effectively delivered at the time of transmission if by facsimile or email, and if by overnight courier the business day after such notice is deposited with the courier service for delivery.

IN WITNESS WHEREOF, the undersigned Borrower and Lender have caused this Note to be duly executed as of the date first above written.

XsunX, Inc. (the “Borrower”):

_____________________________

Tom Djokovich

Chief Executive Officer

 (“Lender”):

______________________________

By: Lender